POWER OF ATTORNEY
                   WITH RESPECT TO
        THE UNION CENTRAL LIFE INSURANCE COMPANY


Know all men by these presents that Myrtis H. Powell, Ph.D., whose signature appears below, hereby constitutes and appoints David F. Westerbeck, John F. Labmeier and John M. Lucas, and each of them, her attorneys-in-fact, each with the power of substitution, for her in any and all capacities, to sign any registration statements and amendments thereto for The Union Central Life Insurance Company as Depositor for Carillon Account, Carillon Life Account and any other separate accounts of the Company, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



DATE: August 16, 1996

             /s/ Myrtis H. Powell, Ph.D.

                 Myrtis H. Powell, Ph.D.
                 Director
                 The Union Central Life Insurance Company